UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 30, 2010
POPULAR, INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Puerto Rico	001-34084	66-0667416

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
209 Munoz Rivera Avenue, Hato Rey, Puerto Rico 00918
(Address of principal executive offices)
(787) 765-9800
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On April 30, 2010, Banco Popular de Puerto Rico (“Banco Popular”), a subsidiary of Popular, Inc. (the “Corporation”), acquired certain assets and assumed certain deposit liabilities of Westernbank Puerto Rico, a Puerto Rico chartered non-member bank headquartered in Mayaguez, Puerto Rico (“Westernbank”), from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for Westernbank (the “Acquisition”), pursuant to the terms of the Purchase and Assumption Agreement — Whole Bank; All Deposits, dated April 30, 2010, among Banco Popular and the FDIC, as receiver (the “Agreement”). A copy of the Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein.
     Banco Popular acquired approximately $9.2 billion in assets and assumed approximately $2.5 billion in deposit liabilities. As part of the transaction, Banco Popular issued a five-year $5,758,084,000 note to the FDIC bearing an annual interest rate of 2.50%. The note is secured by all loans and foreclosed real estate acquired by Banco Popular from the FDIC that are subject to the shared-loss agreements and certain related assets. A copy of the note is attached as Exhibit 4.1 and is incorporated by reference herein.
     Banco Popular also acquired Westernbank Insurance Corp., a wholly owned subsidiary of the former Westernbank and a general insurance agent placing property, casualty, life, and disability insurance, primarily to mortgage customers of the former Westernbank. No other subsidiaries or other assets were acquired or liabilities assumed from the former Westernbank or its parent entity, W Holding Company Inc. The deposits were acquired without a premium and the assets were acquired at a discount of 12.0% to the former Westernbank’s historic book value. The terms of the Agreement provide for the FDIC to indemnify Banco Popular against claims with respect to liabilities and assets of the former Westernbank or any of its affiliates, not assumed or otherwise purchased by Banco Popular and with respect to certain other claims by third parties.
     In addition, as part of the consideration for the transaction, the FDIC received a cash-settled value appreciation instrument (the “Value Appreciation Instrument”) in which Banco Popular agreed to make a cash payment to the holder thereof equal to the product of (a) 50 million and (b) the amount by which the average volume weighted price of the Corporation’s common stock over the two NASDAQ trading days immediately prior to the date on which the Value Appreciation Instrument is exercised exceeds $3.43 (the Corporation’s 20-day trailing average common stock price on April 27). The Value Appreciation Instrument is exercisable by the holder thereof, in whole or in part, from and including May 7, 2010 to May 7, 2011. A copy of the Value Appreciation Instrument is attached hereto as Exhibit 4.2 and is incorporated by reference herein.
     All of the former Westernbank’s 46 branches and offices throughout Puerto Rico have reopened as branches and offices of Banco Popular. The physical branch locations and leases were not immediately acquired by Banco Popular in the Acquisition. Banco Popular has an option, exercisable until July 29, 2010, to acquire, at fair market value, any bank premises that were owned by, or any leases relating to bank premises held by, the former Westernbank (including ATM locations). Banco Popular is currently reviewing the bank premises and related leases of the former Westernbank. In addition, Banco Popular has an option, exercisable until May 30, 2010, to elect to assume or reject any contracts that provided for the rendering of services by or to the former Westernbank.
     Loss Sharing Arrangements
     In connection with the Acquisition, Banco Popular entered into loss sharing agreements with the FDIC with respect to approximately $8.8 billion of loans, including single family residential mortgage loans and commercial loans (referred to collectively as “Covered Assets”).
     Pursuant to the terms of the loss sharing agreements, the FDIC’s obligation to reimburse Banco Popular for losses with respect to Covered Assets begins with the first dollar of loss incurred. The FDIC will reimburse Banco Popular for 80% of losses with respect to Covered Assets, and Banco Popular will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC paid Banco Popular 80% reimbursement under the loss sharing agreements. The loss sharing agreement applicable to single-family residential mortgage loans provides for FDIC loss and recoveries sharing for ten years. The loss sharing agreement applicable to commercial loans provides for FDIC loss sharing for five years and Banco Popular reimbursement to the FDIC for eight years, in each case, on the same terms and conditions as described above. In particular, for each single family shared-loss loan in default or for which a default is reasonably foreseeable, Banco Popular is required to undertake reasonable and customary loss mitigation efforts, in accordance with any of the following programs selected by Banco Popular in its sole discretion; the FDIC Mortgage Loan Modification Program, the United States Treasury’s Home Affordable Modification Program Guidelines or any other modification program approved by the United States Treasury Department, the FDIC, the Board of Governors of the Federal Reserve System or any other governmental agency.
     The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.03.

Item 3.03.	Material Modification to Rights of Security Holders.
     At the Annual Meeting of the shareholders held on May 4, 2010 (the “Annual Meeting”), shareholders of the Corporation approved an amendment (the “Amendment”) to the Corporation’s Restated Certificate of Incorporation. The Amendment increased the authorized number of shares of common stock, par value $0.01 per share, from 700,000,000 to 1,700,000,000. The shareholders of the Corporation did not approve a proposed elimination of the provision, pursuant to which the amount of authorized capital stock of any class or classes of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of stock of the Corporation entitled to vote.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The Amendment, descriptions of which are set forth in Item 3.03 “Material Modification to Rights of Security Holders” and which is incorporated by reference into this Item 5.03, is attached as Exhibit 3.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
(a)	The Annual Meeting was held on May 4, 2010.

(b)	The matters considered and voted on by the Corporation’s shareholders at the Annual Meeting and the results of the vote of the shareholders were as follows:

Proposal 1.	Three directors were elected, each for a three-year term, by the votes indicated.

				Broker
Nominee	For	Against	Abstain	Non-votes
Michael T. Masin	317,880,310	32,269,871	30,641,090	189,394,907
Manuel Morales Jr.	232,359,961	129,120,959	19,310,351	189,394,907
Jose R. Vizcarrondo	229,306,021	132,207,695	19,277,555	189,394,907
     Two directors were elected, each for a two-year term, by the votes indicated.

				Broker
Nominee	For	Against	Abstain	Non-votes
Alejandro M. Ballester	325,471,843	23,470,119	31,849,309	189,394,907
Carlos A. Unanue	326,012,296	24,343,844	30,435,131	189,394,907
     The following matter was not approved because the votes cast for the proposal represented less than two-thirds of the outstanding shares of common stock of the Corporation:

Proposal 2.	To amend Article Fifth of the Restated Certificate of Incorporation to eliminate the provision, pursuant to which the amount of authorized capital stock of any class or classes of the Corporation may be increased or decreased by affirmative vote of the holders of a majority of stock of the Corporation entitled to vote.

For	Against	Abstain	Broker Non-votes

380,059,329	173,179,135	16,947,714	0

The following matters were approved by the votes indicated:

Proposal 3.	To amend Article Fifth of the Restated Certificate of Incorporation of the Corporation to increase the authorized number of shares of common stock, par value, $0.01 per share, from 700,000,000 to 1,700,000,000.

For	Against	Abstain	Broker Non-votes

488,962,148	73,682,888	7,541,142	0

Proposal 4.	To provide an advisory vote related to the Corporation’s executive compensation program.

For	Against	Abstain	Broker Non-votes

516,075,251	29,909,239	24,201,688	0

Proposal 5.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Corporation for 2010.

For	Against	Abstain	Broker Non-votes

538,716,533	14,334,348	17,135,297	0

Proposal 6.	To approve the adjournment or postponement of the Annual Meeting, if necessary or appropriate, to solicit additional proxies, in the event there are not sufficient votes at the time of the Annual Meeting to approve the proposals set forth in Proposal 2 or Proposal 3.

For	Against	Abstain	Broker Non-votes

224,274,932	140,797,990	15,718,349	189,394,907
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of the Businesses Acquired
To the extent that financial statements are required by this Item, such financial statements will be filed by an amendment of this Current Report no later than July 16, 2010.
(b)	Pro Forma Financial Information

To the extent that pro forma financial information is required by this Item, such information will be filed by an amendment of this Current Report no later than July 16, 2010.
(d) Exhibits.

Exhibit No.	Description

2.1	Purchase and Assumption Agreement; Whole Bank; All Deposits, among the Federal Deposit Insurance Corporation, receiver of Westernbank, Mayaguez Puerto Rico, the Federal Deposit Insurance Corporation and Banco Popular de Puerto Rico, dated as of April 30, 2010. The Purchase and Assumption Agreement includes as Exhibit 4.15A the Single Family Shared Loss Agreement and as Exhibit 4.15B the Commercial Shared- Loss Agreement.

3.1	Certificate of Amendment of Restated Certificate of Incorporation.

4.1	Purchase Money Note, issued on April 30, 2010.

4.2	Value Appreciation Instrument, issued on April 30, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popular, Inc.
By:	/s/ Ileana Gonzalez
Ileana Gonzalez
Senior Vice President and Comptroller

Date: May 6, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Assumption Agreement; Whole Bank; All Deposits, among the Federal Deposit Insurance Corporation, receiver of Westernbank, Mayaguez Puerto Rico, the Federal Deposit Insurance Corporation and Banco Popular de Puerto Rico, dated as of April 30, 2010. The Purchase and Assumption Agreement includes as Exhibit 4.15A the Single Family Shared Loss Agreement and as Exhibit 4.15B the Commercial Shared- Loss Agreement.

3.1	Certificate of Amendment of Restated Certificate of Incorporation.

4.1	Purchase Money Note, issued on April 30, 2010.

4.2	Value Appreciation Instrument, issued on April 30, 2010.